EXHIBIT 23.1

Consent of Independent Registered Certified Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-82489) of BankAtlantic Bancorp, Inc. of our report dated June 28, 2005 relating to the financial statements of BankAtlantic Security Plus Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Fort Lauderdale, Florida
June 28, 2005